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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Gart Sports Company and subsidiaries on Form S-3 of our report dated March 1, 2002, included in the Annual Report on Form 10-K of Gart Sports Company and subsidiaries for the 52 weeks ended February 2, 2002, and to the use of our report dated March 1, 2002 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts in such Prospectus."

DELOITTE & TOUCHE LLP

Denver, Colorado
May 1, 2002

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INDEPENDENT AUDITORS' CONSENT